Exhibit 99.1

	Contacts:	Matt Assiff, Senior VP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY TO PRESENT AT THE 2008 MASTER LIMITED PARTNERSHIP INVESTOR CONFERENCE
HOUSTON, May 16, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the 2008 Master Limited Partnership Investor Conference, to be held May 21-22, 2008 at the Crowne Plaza Times Square in New York City.
     Copano Energy’s presentation will be webcast live on Thursday, May 22, 2008, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). To listen to a live audio webcast and view Copano Energy’s presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations — Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
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